Exhibit 4.1

EXECUTION VERSION

SECOND SUPPLEMENTAL INDENTURE TO THE INDENTURES
SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of July 10, 2018, among Northfield Park Associates LLC, an Ohio limited liability company, and Cedar Downs OTB, LLC, an Ohio limited liability company (the “Guaranteeing Entities”), MGP Finance Co-Issuer, Inc., a Delaware corporation (the “Co-Issuer”), MGM Growth Properties Operating Partnership LP, a Delaware limited partnership (the “Issuer” and, together with the Co-Issuer, the “Issuers”), the other Subsidiary Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as Trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuers have heretofore executed and delivered to the Trustee (i) an indenture, dated as of April 20, 2016 providing for the issuance of 5.625% Senior Notes due 2024 (the “2024 Notes”); (ii) an indenture, dated as of August 12, 2016 providing for the issuance of 4.500% Senior Notes due 2026 (the “2026 Notes”); and (iii) an indenture, dated as of September 21, 2017 providing for the issuance of 4.500% Senior Notes due 2028 (the “2028 Notes,” and, collectively, with the 2024 Notes, and the 2026 Notes, the “Notes,” and each of (i), (ii) and (iii), each as amended and supplemented by the Supplemental Indenture dated June 15, 2018, collectively, the “Indentures”);
WHEREAS, the Indentures provide that under certain circumstances each Guaranteeing Entity shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Guaranteeing Entity shall unconditionally guarantee all of the Issuers’ obligations under the Notes and the Indentures on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indentures, the Trustee is authorized to execute and deliver this Second Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Entity and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indentures.
2. AGREEMENT TO GUARANTEE. Each Guaranteeing Entity hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in each Note Guarantee and in the Indentures including but not limited to Article 10 thereof.
3. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Issuers or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
4. NEW YORK LAW TO  GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SECOND SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

[Signatures on following page]

5. COUNTERPARTS. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Guaranteeing Entity and the Company.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated: July 10, 2018

Guaranteeing Entities:

NORTHFIELD PARK ASSOCIATES LLC

By:	/s/ Andrew Hagopian III
Name: Andrew Hagopian III
Title: Secretary

CEDAR DOWNS OTB, LLC

By:	/s/ Andrew Hagopian III
Name: Andrew Hagopian III
Title: Secretary

Issuers:
MGM GROWTH OPERATING PARTNERSHIP LP

By:	/s/ Andrew Hagopian III
Name: Andrew Hagopian III
Title: Assistant Secretary

MGP FINANCE CO-ISSUER

By:	/s/ Andrew Hagopian III
Name: Andrew Hagopian III
Title: Secretary

[Signature Page to Second Supplemental Indenture]

Subsidiary Guarantors:
MGP LESSOR HOLDINGS, LLC

By:	/s/ Andrew Hagopian III
Name: Andrew Hagopian III
Title: Secretary

MGP LESSOR, LLC

By:	/s/ Andrew Hagopian III
Name: Andrew Hagopian III
Title: Secretary

MGP OH, INC.

By:	/s/ Andrew Hagopian III
Name: Andrew Hagopian III
Title: Secretary

[Signature Page to Second Supplemental Indenture]

Trustee:
U.S. BANK NATIONAL ASSOCIATION
as Trustee

By:	/s/ Raymond S. Haverstock
Authorized Signatory

[Signature Page to Second Supplemental Indenture]